UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 5, 2011 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

2011 General Rate Case Application

On May 5, 2011, the California Public Utilities Commission (“CPUC”) voted to approve a final decision in Pacific Gas and Electric Company’s (the “Utility”) 2011 General Rate Case (“GRC”) to authorize the Utility’s revenue requirements for 2011 through 2013 for its costs to own and operate its electric and natural gas distribution and electric generation operations. The final decision approves the unopposed October 15, 2010 settlement agreement among the Utility, the CPUC’s Division of Ratepayer Advocates, The Utility Reform Network, Aglet Consumer Alliance, and nearly all other intervening parties.  Based on the CPUC’s decision, the Utility’s related 2011 revenues are projected to be approximately $3.2 billion for electric distribution, $1.1 billion for natural gas distribution, and $1.7 billion for electric generation operations.  This reflects an authorized increase in revenues of $450 million, including $55 million for the recovery of financing costs and the accelerated return of capital associated with conventional meters that have been replaced by SmartMeterTM devices.  The final decision also authorizes the Utility to request incremental revenue to recover state and federal income taxes related to the accelerated depreciation of the conventional meters.  The Utility’s request may not exceed a total of $15 million over the 2011-2013 GRC period.

The CPUC also authorized the following attrition increases that were proposed in the settlement agreement: an additional increase of $180 million to the authorized 2011 revenues in 2012 and an additional increase of $185 million in 2013.  The Utility’s rates will be adjusted for the remainder of 2011 to allow the Utility to recover the increase in authorized revenue requirements as of January 1, 2011.

As a result of the final decision, PG&E Corporation’s and the Utility’s financial results for the quarter ending June 30, 2011 will reflect the change in revenues from January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: May 5, 2011	By:	LINDA Y.H. CHENG________________
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: May 5, 2011	By:	LINDAY.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary